UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

DESEO SWIMWEAR INC.
(Exact name of registrant as specified in its charter)

Nevada	333-210419	47-3812711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 Rhode Island Avenue NW 2nd floor Washington DC 20036
(Address of Principal Executive Offices)

(202) 999 6598

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	DSWR	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 24, 2023, The Company entered into an IP Asset Contribution Agreement (“IP Contribution Agreement”) with Blue Circle Enterprises B.V., a private limited liability company (the “Contributor”), to effect the acquisition of certain of the Contributor’s intellectual property assets, including patents pending, patents in preparation, proprietary technology, development plans, and contractual rights (the “Acquired Technology”). The IP Asset Contribution Agreement is filed as an exhibit to this Form 8-K.

Pursuant to the terms of the IP Contribution Agreement, the Company agreed to issue 240,000,000 shares of common stock, valued at $0.001, to the Contributor as consideration for the Contributor’s asset contribution to the Company.  Pending the proposed increase in the authorized number of common stock shares of the Company, the Company has agreed to immediately issue approximately 135,737,500 shares of its Common Stock to Blue Circle Enterprises B.V., which is majority-owned by John Ioannis Neocleous, the Company’s sole officer and director.

The Contributor IP Assets include a sublicense of Gaming License under No.: 8048/JAZ2020-054 issued by the Government of Curaçao, with two URLs, WWW.BETEUROSPORT.COM and WWW.BETSWISS.COM, that are structed and designed for the processing of gaming activities.

The issuance of the Company’s common stock pursuant to the IP Contribution Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof. The shares issued for the IP Assets will not be registered under the Securities Act and the shares may not be offered or sold absent registration or an applicable exemption from registration. Accordingly, following the immediate issuance of approximately 135,737,500 shares to Blue Circle Enterprises B.V., the Contributor, which is controlled by John Ioannis Neocleous, the sole officer and director of the Company, and his affiliates who will together hold approximately 91.66% of the Company’s common stock on a fully-diluted basis and the Company’s other shareholders will hold approximately 7.34% of the Company’s common stock on a fully-diluted basis.

Except for the IP Contribution Agreement and the transactions contemplated thereby, neither the Contributor, nor any of its officers or directors serving before the IP Contribution Agreement had any material relationship with the Company or the Company’s affiliates prior to this transaction.

The IP Contribution Agreement contains standard and customary representations, warranties and covenants. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the IP Contribution Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 above, effective March 22, 2023, the Company entered into an IP Contribution Agreement which resulted in the acquisition of material assets as of such date.

Item 5.06 Change in Shell Company Status

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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As a result of the acquisition of the Acquired Assets pursuant to the IP Contribution Agreement, the Company is no longer a “shell company” as that term is defined in Rule 12b-2 of the Securities Exchange Act. based upon the fact that the Company now has more than nominal assets, other than cash and more than nominal operations.

The Acquired Technology are material assets, acquired and developed by the Contributor at material expense. Research and development expenditures on the acquired URLs exceeded $21,000,000. In addition, material time and expenditures were spent to obtain the Gaming Licenses and sublicenses thereto. The Acquired Technology is sufficient to support the Company’s proposed digital sports entertainment and gaming operations.  As a result of the acquisition of assets, the Company has immediately begun to develop the infrastructure to utilize the acquired URLs to provide users with access to online sports betting (“Sportsbook”), online casino (“iGaming”) and daily fantasy sports (“DFS”) product offerings, as well as a retail sportsbook, media and other consumer product offerings.  The Company will also design and develop sports betting and casino gaming software for online and retail sportsbooks and iGaming operators.

The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 Information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Accordingly, and as a matter of law, upon the closing of the IP Asset Contribution, the Company is no longer considered a “shell company” as that term is defined in Rule 405 of the Securities Act of 1933, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 24, 2023, the Company obtained written consent by the holder of the majority of the voting power of the Company's capital stock approving the filing of a Certificate of Amendment to its Amended Articles of Incorporation with the Secretary of State of the State of Nevada to increase the authorized shares of common stock from 200,000,000 to 500,000,000.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description of Exhibit	Filing
10.01	IP Contribution Agreement	Filed herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2023	By:	/s/ John Neocleous
	Name:	John Neocleous
	Title:	President

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